UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 17, 2024

Chegg, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36180	20-3237489
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3990 Freedom Circle
Santa Clara,	California	95054
(Address of principal executive offices)		(Zip Code)
(408) 855-5700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	CHGG	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 17, 2024, the Compensation Committee of the Board of Directors of Chegg, Inc. (the “Company”) approved the Chegg, Inc. Severance Plan (the “Severance Plan”), effective immediately. The Severance Plan supersedes then-existing severance arrangements for applicable participants, including the Company’s existing Change-in-Control Severance Plan. The Severance Plan provides specified severance benefits to certain key officers and employees, including Nathan Schultz, the Company’s President and Chief Executive Officer, and David Longo, the Company’s Chief Financial Officer, upon either a termination without “Cause” or a resignation for “Good Reason” (each as defined in the Severance Plan and referred to herein as a “Qualifying Termination”), including in connection with a Change in Control (as defined in the Severance Plan).

Under the Severance Plan, the severance benefits to be provided to covered employees upon a Qualifying Termination generally consist of a lump sum payment equal to a percentage of base salary plus, if applicable, a payment equal to the covered employee's target annual bonus for the year of termination, prorated to the date of the Qualifying Termination, and an additional payment equal to a specified percentage of target bonus for the year in which the Qualifying Termination occurs, a number of months of COBRA coverage, and certain vesting acceleration of then-outstanding time-based equity awards and, if applicable, performance-based equity awards for which the performance measurement has been achieved. In the case of a termination occurring in connection with a Change in Control, the covered employee will receive vesting of performance-based equity awards, if at all, as set forth in the terms of the applicable award agreement or, if the treatment upon a Change in Control is not provided for in the applicable award agreement, based on the actual performance determined as of immediately prior to the Change in Control or, if such performance is not determinable, based on performance at target. Such benefits vary depending on the applicable employee’s position at the Company and whether the Qualifying Termination occurs within three months prior to, or within 12 months following, a Change in Control. In addition, the Severance Plan provides for enhanced severance benefits for Qualifying Terminations that occur on or before October 17, 2026. The following table summarizes the benefits under the Severance Plan for our named executive officers:

Named Executive Officer	Qualifying Termination Scenario	Salary (%)	Bonus (% of target)*	COBRA Coverage	Time-Based Equity Acceleration
Nathan Schultz President & Chief Executive Officer	Change in Control – Before or after October 17, 2026	150%	150%	18 months	100% vesting acceleration
	No Change in Control – On or before October 17, 2026	125%	125%	15 months	12 months
	No Change in Control – After October 17, 2026	100%	—	12 months	12 months
David Longo Chief Financial Officer	Change in Control – On or before October 17, 2026	125%	125%	15 months	100% vesting acceleration
	Change in Control – After October 17, 2026	100%	100%	12 months	100% vesting acceleration
	No Change in Control – On or before October 17, 2026	125%	125%	15 months	12 months
	No Change in Control – After October 17, 2026	100%	—	12 months	12 months
*These amounts are in addition to payment of the named executive officer’s target annual bonus for the year of termination, prorated to the date of the Qualifying Termination.

The foregoing description of the Severance Plan is not complete and is qualified in its entirety by reference to the full text of the form of the Severance Plan, which is filed as Exhibit 10.1 hereto.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description
10.1	Chegg, Inc. Severance Plan and Summary Plan Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHEGG, INC.

By: /s/ David Longo
Name: David Longo
Title: Chief Financial Officer
Date: October 21, 2024